Exhibit 10.17

ENPRO INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN
(Amended and Restated Effective as of January 1, 2010)
THIS AMENDMENT to the EnPro Industries, Inc. Deferred Compensation Plan (Amended and Restated effective as of January 1, 2010) (the “Plan”) is adopted by EnPro Industries, Inc. (the “Corporation”).

WHEREAS, the Corporation has adopted and maintains the Plan as a nonqualified deferred compensation plan for the benefit of certain of its employees; and

WHEREAS, the Plan authorizes the amendment of the Plan at any time by the Company; and

WHEREAS, the Corporation desires to amend the Plan as set forth herein to provide that deferral elections for “Covered Incentive Awards” (as defined under the Plan) will apply on a “stand-alone” basis and will not be coordinated with deferral elections under the Corporation’s tax-qualified 401(k) retirement savings plan; and

WHEREAS, the amendment to the Plan as set forth herein has been approved by the Compensation and Human Resources Committee of the Board of Directors of the Corporation.

NOW THEREFORE, the Plan is hereby amended as follows:

1.    Effective for compensation earned for services in 2015 and thereafter, Section 2.2(b) of the Plan is amended in its entirety to read as follows:

“(b)	Deferral Elections:

(i)
Deferrals of Compensation Other Than Covered Incentive Awards. An Eligible Employee may elect to defer, on a combined basis with the Savings Plan as hereinafter provided, up to 25% of the Eligible Employee's Compensation other than Covered Incentive Awards for a Plan Year. Deferrals shall be made to the maximum extent possible, subject to the Code Limitations, to the Savings Plan, and any such deferrals which cannot be made to the Savings Plan solely because of the Code Limitations shall instead be made to the Plan. The Committee, in its sole and exclusive discretion, may determine to cause the deferral elections described above to be effected through a single election made in coordination with the Savings Plan or through separate deferral elections under the Plan and the Savings Plan, provided that all such elections shall be irrevocable for the Plan Year.

(ii)
Deferrals of Covered Incentive Awards. An Eligible Employee may elect to defer up to 50% of the Eligible Employee’s Covered Incentive Awards for the Plan Year. Such deferral election shall not be coordinated with any deferral elections under the Savings Plan and shall be irrevocable for the Plan Year. Any portion of a

Covered Incentive Award deferred under the Plan shall not be taken into account for purposes of determining contributions or allocations under the Savings Plan.”

2.    Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean

Name:	Robert S. McLean

Title:	Vice President

Date:	December 12, 2014

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